UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2015

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2015, Sam Singer, the Chief Financial Officer of Bio-Reference Laboratories, Inc. (the “Company”) informed the Board of Directors that he intends to retire from such position effective as of April 30, 2015.  Mr. Singer will continue to serve as a director of the Company.

On March 3, 2015, the Board of Directors appointed Nicholas Papazicos to serve as the Company’s Chief Financial Officer effective as of April 30, 2015.  Mr. Papazicos, age 56, has nearly 30 years of experience in the clinical laboratory industry.  He has continuously worked in various positions in the Finance Department of the Company since 2000.  Most recently, Mr. Papazicos has served as Senior Vice President of Financial Operations since June 2012.

On March 3, 2015, the Board of Directors appointed Ilan Kaufthal to fill a vacancy on the Board of Directors created by the passing of Gary Lederman.  Mr. Kaufthal has over 30 years of experience as an investment banker and senior corporate executive.  Since May 2011, Mr. Kaufthal has served as chairman of East Wind Advisors, an independent investment banking firm providing advisory services to companies in the media, education, consumer/retail and information industries.  From July 2008 to July 2013, Mr. Kaufthal served as senior advisor for Irving Place Capital, a private equity firm focused on capital investments in middle-market companies across a range of industries.  From 2000 to 2008, Mr. Kaufthal served as vice chairman of Investment Banking at Bear, Stearns & Co.  Prior to joining Bear, Stearns, he served as vice chairman and head of mergers and acquisitions for Schroders & Co. for 13 years.  Preceding Schroders, Mr. Kaufthal served as senior vice president and chief financial officer for NL Industries (NYSE: NL), a diversified holding company with world-wide operations.  Mr. Kaufthal currently services on the boards of directors of Cambrex Corporation (NYSE:CBM), a life sciences company that provides products and services to the generic pharmaceuticals industry, Tronox Limited (Nasdaq: TROX), a global producer of mineral sands, titanium dioxide pigment and electrolytic products, Blyth, Inc. (NYSE:BTH), a direct to consumer business focused on the direct selling and direct marketing channels, Quinpario Acquisition Corp. 2 (NasdaqCM: QPACU), a special purpose acquisition company, Edmunds.com, a private company, and POOF-Slinky Inc., a branded children’s consumer products business.  Mr. Kaufthal also serves on the advisory board of Jerusalem Venture Partners Media Fund and is a trustee of the Russell Berrie Foundation.  He is chairman of the board of the American Friends of Bezalel and is a member of the board of visitors at Columbia University Medical Center.  Mr. Kaufthal holds a B.A. from Columbia University and an M.B.A. from New York University.

Mr. Kaufthal will be designated a Class III Director as was Mr. Lederman and will be up for election at the 2015 annual meeting of stockholders.  He was appointed to serve as Chairman of the Compensation Committee and Nominating and Corporate Governance Committee and will serve as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2015	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman
Name: Marc D. Grodman, MD
Title: Chairman of the Board, President and
Chief Executive Officer